Exhibit 99.1

MindMed Announces Voluntary Delisting from Cboe Canada

All Common shares will remain listed on Nasdaq

NEW YORK, April 1, 2024 --(BUSINESS WIRE)-- Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (Cboe Canada: MMED) (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, today announced that it has elected to voluntarily delist its common shares from Cboe Canada, effective at the close of markets on April 10, 2024, and the notice of voluntary delisting has been accepted by Cboe Canada. MindMed’s common shares will continue to be listed and tradable on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MNMD” and Canadian shareholders can continue to trade their shares on Nasdaq.

The Company believes that the trading volume of its common shares on Cboe Canada no longer justifies the expense and administrative requirements associated with maintaining this dual listing. MindMed’s Nasdaq listing provides its shareholders with sufficient liquidity, as Nasdaq accounts for approximately 95% of its trading volume. The substantial savings in exchange fees, legal fees, and managerial time and effort to maintain a dual listing can be redirected to initiatives intended to generate shareholder value. The board of directors of the Company has approved the voluntary delisting from Cboe Canada. In accordance with the Cboe Canada Listing Manual, Cboe Canada does not require shareholder approval of the voluntary delisting of MindMed’s common shares, as an acceptable alternative market will exist for the common shares on the date of delisting.

Following delisting from Cboe Canada, MindMed’s shareholders can trade their common shares through their brokers on Nasdaq. As most brokers in Canada, including many discount and online brokers, have the ability to buy and sell securities listed on Nasdaq, MindMed’s Nasdaq listing will continue to provide shareholders with the same accessibility to trade the Company's common shares. Shareholders holding shares in Canadian brokerage accounts should contact their brokers to confirm how to trade MindMed’s common shares on Nasdaq. MindMed will continue to be a reporting issuer under applicable securities laws in all provinces and territories of Canada following the delisting of the common shares from Cboe Canada.

For answers to frequently asked questions about the voluntary delisting, please visit the FAQ section of MindMed’s website at https://ir.mindmed.co/about/faq.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on Nasdaq under the symbol MNMD and currently trades on Cboe Canada (formerly known as the NEO Exchange) under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute "forward-looking information" within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as "will", "may", "should", "could", "intend", "estimate", "plan", "anticipate", "expect", "believe", "potential" or "continue", or the negative thereof or similar variations. Forward-looking information contained in this news release include, but are not limited to, statements with respect to the timing of the delisting of the Company’s common shares from Cboe Canada, the Company’s anticipated benefits of delisting from Cboe Canada, such as improved liquidity for the common shares, the accessibility of and ability of shareholders to trade the Company's common shares on Nasdaq, and the anticipated continued listing of the Company's common shares on Nasdaq. There are numerous risks and uncertainties that could cause actual timing and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information. These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, including the non-occurrence of the risks and uncertainties that are described in the filings made with the U.S. Securities and Exchange Commission and the applicable Canadian securities regulators or other events occurring outside of our normal course of business, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media: media@mindmed.co

For investors: ir@mindmed.co